EX-99.B(h)wrssacom

                         ________________________, INC.
                                    EXHIBIT B
                                  COMPENSATION

Class A Shares

An amount payable on the first day of each month of $1.3125 for each account of the Company which was in existence during any portion of the immediately preceding month and, in addition, to pay to the Agent the sum of $0.30 for each account for which, during such month, a record date was established for payment of a dividend, in cash or otherwise (which term includes a distribution), irrespective of whether such dividend was payable in that month or later or was payable directly or was to be reinvested.

Class B Shares

An amount payable on the first day of each month of $1.3125 for each account of the Company which was in existence during any portion of the immediately preceding month and, in addition, to pay to the Agent the sum of $0.30 for each account for which, during such month, a record date was established for payment of a dividend, in cash or otherwise (which term includes a distribution), irrespective of whether such dividend was payable in that month or later or was payable directly or was to be reinvested.

Class C Shares

An amount payable on the first day of each month of $1.3125 for each account of the Company which was in existence during any portion of the immediately preceding month and, in addition, to pay to the Agent the sum of $0.30 for each account for which, during such month, a record date was established for payment of a dividend, in cash or otherwise (which term includes a distribution), irrespective of whether such dividend was payable in that month or later or was payable directly or was to be reinvested.

Class Y Shares

An amount payable on the first day of each month equal to 1/12 of .15 of 1% of the average daily net assets of the Class for the preceding month.

Effective June 30, 2000
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                                                              EX-99.B(h)wrssafid

                                    EXHIBIT C
                                                         Bond or
Name of Bond                                             Policy No.   Insurer

Investment Company                                       87015199B    ICI
Blanket Bond Form                                                     Mutual
                                                                      Insurance
                                                                      Company
     Fidelity                             $20,400,000
     Audit Expense                             50,000
     On Premises                           20,400,000
     In Transit                            20,400,000
     Forgery or Alteration                 20,400,000
     Securities                            20,400,000
     Counterfeit Currency                  20,400,000
     Uncollectible Items of
         Deposit                               25,000
     Phone-Initiated Transactions          20,400,000
     Total Limit                           20,400,000

Directors and Officers/                                  87015199D    ICI
Errors and Omissions Liability                                        Mutual
Insurance Form                                                        Insurance
     Total Limit                          $10,000,000                 Company

Blanket Lost Instrument Bond (Mail Loss)               30S100639551   Aetna
                                                                      Life &
                                                                      casualty


Blanket Undertaking Lost Instrument
     Waiver of Probate                                   42SUN339806  Hartford
                                                                      Casualty
                                                                      Insurance